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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon H. Link and Kai P. Larson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LEONARD P. SHAYKIN Leonard P. Shaykin	Chairman of the Board an Chief Executive Officer (Principal Executive Officer)	October 21, 2004
/s/ PATRICIA A. PILIA, PH.D. Patricia A. Pilia, Ph.D.	Executive Vice President and Director	October 25, 2004
/s/ GORDON H. LINK JR. Gordon H. Link Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 22, 2004
/s/ BRUCE W. FIEDLER Bruce W. Fiedler	Corporate Controller (Principal Accounting Officer)	October 22, 2004
/s/ STEPHEN K. CARTER, M.D. Stephen K. Carter, M.D.	Director	October 9, 2004
/s/ EDWARD L. ERICKSON Edward L. Erickson	Director	October 8, 2004
/s/ GEORGE M. GOULD George M. Gould	Director	October 7, 2004

/s/ ARTHUR H. HAYES, JR., M.D. Arthur H. Hayes, Jr., M.D.	Director	October 26, 2004
/s/ RICHARD N. PERLE Richard N. Perle	Director	October 8, 2004
/s/ ROBERT E. POLLACK, PH.D Robert E. Pollack, Ph.D	Director	October 11, 2004

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POWER OF ATTORNEY